Exhibit 99.1

Myers Industries Reports 2019 Fourth Quarter and Full Year Results

Earnings growth in 2019 despite lower sales;

Continued margin improvement; generated free cash flow of $37 million

March 3, 2020, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products and distributor for the tire, wheel and under-vehicle service industry, today announced results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Full Year 2019 Financial Highlights

•

GAAP income per diluted share from continuing operations was $0.16 for the fourth quarter and $0.68 for the full year, compared with income of $0.09 and a loss of $0.05 (after $33.3 million of pre-tax charges related to the Company’s Lawn and Garden business, which was sold in 2015), respectively, for the fourth quarter and full year of 2018

•

Adjusted income per diluted share from continuing operations was $0.12 for the fourth quarter and $0.78 for the full year, compared with $0.13 and $0.76, respectively, for the fourth quarter and full year of 2018

•

Net sales for the fourth quarter decreased 15.6% to $116.8 million, compared with $138.4 million for the fourth quarter of 2018; net sales for the full year decreased 9.0% to $515.7 million, compared with $566.7 million for the full year of 2018

•	Gross margin increased to 33.6% for the fourth quarter and 33.2% for the full year, compared with 30.4% and 31.6%, respectively for the fourth quarter and full year of 2018

•	Generated cash flow from continuing operations of $47.0 million and free cash flow of $36.7 million for the full year of 2019

•	Completed acquisition of Tuffy Manufacturing for $18 million in August 2019

“During 2019, our team delivered improved bottom line performance and continued margin expansion, despite being challenged by a number of headwinds across our businesses and a leadership change,” said Andrean Horton, Interim President and Chief Executive Officer of Myers Industries. “Importantly, the Distribution Segment continued to successfully execute on its transformation plan, integrated the recent Tuffy acquisition and increased sales and adjusted EBITDA margin. In our Material Handling Segment, we continued to drive margin improvement despite softness in key end markets across the business, including a shift in agricultural demand, wet weather conditions in our consumer market and a weaker vehicle market. While we expect some of these uncertainties will carry into 2020, we do see opportunity as we gain traction in some of our adjacent markets.”

“Our teams remain committed to meeting our customers’ needs, operating with an above-average safety record and building an engaged and focused culture. In the fourth quarter, our Board of Directors commenced a search to identify a permanent CEO and our goal is to conclude this process as quickly as possible. We continue to focus on achieving our strategic objectives and generating profitable growth for our shareholders.”

Fourth Quarter 2019 Financial Summary

Net sales for the 2019 fourth quarter decreased $21.6 million or 15.6% to $116.8 million, compared with $138.4 million for the fourth quarter of 2018. The decrease was the result of significant challenges across key markets in the Material Handling Segment. Gross profit decreased to $39.2 million, compared with $42.1 million in 2018. However, gross profit margin increased to 33.6% compared with 30.4% last year as favorable price-cost margin and productivity improvements more than offset the lower sales volume during the quarter. Selling, general and administrative expenses decreased $4.6 million to $30.3 million, compared with $35.0 million in 2018, due primarily to lower compensation costs and savings from the transformation initiatives in the Distribution Segment. GAAP income per diluted share from continuing operations was $0.16, compared to $0.09 for the fourth quarter of 2018. Adjusted income per diluted share from continuing operations was $0.12, compared to $0.13 for the fourth quarter of 2018.

Net sales in the Material Handling Segment (consumer, food and beverage, industrial and vehicle end markets) for the fourth quarter of 2019 were $73.4 million, a decrease of $26.1 million or 26.2%, compared with $99.6 million in 2018. The decrease was due to sales declines across all end markets, but primarily in the Company’s food and beverage (lower seed box sales) end market. For the fourth quarter, adjusted EBITDA declined to $14.0 million, compared with $19.3 million in 2018. The lower volume was partially offset by favorable price-cost margin, productivity improvements and lower variable incentive compensation costs. The Material Handling Segment’s adjusted EBITDA margin for the fourth quarter was 19.1% compared to 19.4% for the fourth quarter of 2018.

Net sales in the Distribution Segment (auto aftermarket end market) for the fourth quarter of 2019 were $43.4 million, an increase of $4.6 million or 11.8%, compared with $38.8 million in 2018. The increase was due mostly to incremental sales from the August 2019 acquisition of Tuffy Manufacturing, Inc. Fourth quarter adjusted EBITDA increased to $3.8 million compared with $0.6 million in 2018, due primarily to savings from the segment’s transformation initiatives and the Tuffy acquisition. The Distribution Segment’s adjusted EBITDA margin for the fourth quarter was 8.8% compared to 1.6% for the fourth quarter of 2018.

Full Year 2019 Financial Summary

Net sales for the full year 2019 decreased $51.0 million or 9.0% to $515.7 million, compared with $566.7 million in 2018. Gross profit decreased to $171.3 million, compared with $179.3 million in 2018. However, gross profit margin increased 160 basis points to 33.2%. Favorable price-cost margin and productivity improvements more than offset the lower sales volume and a $3.5 million charge taken during the third quarter of 2019 for estimated product replacement costs. Selling, general and administrative expenses decreased to $133.1 million, compared with $139.3 million in 2018, due primarily to lower compensation costs and savings from the transformation initiatives in the Distribution Segment. GAAP income per diluted share from continuing operations was $0.68, compared with a loss of $0.05 for the full year of 2018, when the Company recognized $33.3 million of charges related to its Lawn and Garden business which was sold in 2015. Adjusted income per diluted share from continuing operations was $0.78, compared with $0.76 in 2018.

Net sales in the Material Handling Segment for the full year of 2019 were $356.4 million, a decrease of $60.8 million or 14.6%, compared with 2018. The decrease was due to lower sales across all end markets, but primarily in the Company’s food and beverage (lower seed box sales) end market. The segment’s adjusted EBITDA declined 8.9% to $75.5 million for the full year of 2019, compared with $82.8 million in 2018. The lower sales volume and charge for estimated product replacement costs were partially offset by favorable price-cost margin, productivity improvements and lower variable incentive compensation costs. The Material Handling Segment’s adjusted EBITDA margin for the full year increased 130 basis points to 21.2%, compared with 19.9% in 2018.

Net sales in the Distribution Segment for the full year of 2019 were $159.3 million, an increase of $9.7 million or 6.5%, compared with 2018, mostly due to incremental sales from the August 2019 Tuffy acquisition. The segment’s adjusted EBITDA increased 60.0% to $12.7 million compared with $7.9 million in 2018, due primarily to savings from the segment’s transformation initiatives and the Tuffy acquisition. The Distribution Segment’s adjusted EBITDA margin for the full year increased 270 basis points to 8.0%, compared with 5.3% in 2018.

2020 Outlook

The Company anticipates that total revenue will be up mid-single digits year-over-year. The Company anticipates that approximately half of the sales increase will come from incremental sales due to the August 2019 Tuffy acquisition, while the other half of the sales increase will come from the continued transformation in Distribution and improving demand in select markets in Material Handling, including food processing. The Company anticipates depreciation and amortization to be approximately $21 million, net interest expense to be approximately $4 million, and the effective tax rate to be approximately 27%. GAAP income per diluted share from continuing operations is estimated to be in the range of $1.05 to $1.15 and adjusted income per diluted share from continuing operations is estimated to be in the range of $0.85 to $0.95. As previously disclosed, during the first quarter of 2020, the Company will recognize a pre-tax gain of approximately $11.9 million as a result of a sale of notes and release of a lease guarantee liability. The pre-tax gain will be excluded from adjusted earnings. Both the GAAP and adjusted earnings outlooks are based on a diluted share count of 36 million shares. Capital expenditures are anticipated to be approximately $15 million.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, March 3, 2020, at 8:30 a.m. ET. The call is anticipated to last approximately one hour and may be accessed by dialing: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 6763017. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 6763017.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted income per diluted share from continuing operations, operating income as adjusted, income from continuing operations as adjusted, EBITDA as adjusted, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$116,818	$138,388	$515,698	$566,735
Cost of sales	77,587	96,292	344,386	387,442

Gross profit	39,231	42,096	171,312	179,293
Selling, general and administrative expenses	30,338	34,975	133,130	139,335
(Gain) loss on disposal of fixed assets	87	88	—	(8)
Impairment charges	—	—	916	308
Other expenses	—	—	—	33,331

Operating income (loss)	8,806	7,033	37,266	6,327
Interest expense, net	1,024	1,103	4,083	4,938

Income (loss) from continuing operations before income taxes	7,782	5,930	33,183	1,389
Income tax expense (benefit)	2,035	2,804	8,968	3,037

Income (loss) from continuing operations	5,747	3,126	24,215	(1,648)
Income (loss) from discontinued operations, net of income tax	(9)	(788)	118	(1,701)

Net income (loss)	$5,738	$2,338	$24,333	$(3,349)

Income (loss) per common share from continuing operations:
Basic	$0.16	$0.09	$0.68	$(0.05)
Diluted	$0.16	$0.09	$0.68	$(0.05)
Income (loss) per common share from discontinued operations:
Basic	$—	$(0.02)	$—	$(0.05)
Diluted	$—	$(0.02)	$—	$(0.05)
Net income (loss) per common share:
Basic	$0.16	$0.07	$0.68	$(0.10)
Diluted	$0.16	$0.07	$0.68	$(0.10)
Weighted average common shares outstanding:
Basic	35,611,892	35,355,863	35,491,958	33,426,855
Diluted	35,724,633	35,576,611	35,653,147	33,426,855

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net sales
Material Handling	$73,444	$99,578	(26.2)%	$356,407	$417,199	(14.6)%
Distribution	43,392	38,821	11.8%	159,349	149,636	6.5%
Inter-company Sales	(18)	(11)	—	(58)	(100)	—

Total	$116,818	$138,388	(15.6)%	$515,698	$566,735	(9.0)%

Operating income (loss)
Material Handling	$8,963	$13,083	(31.5)%	$53,144	$57,948	(8.3)%
Distribution	3,153	371	749.9%	10,076	7,441	35.4%
Corporate	(3,310)	(6,421)	—	(25,954)	(59,062)	—

Total	$8,806	$7,033	25.2%	$37,266	$6,327	489.0%

Operating income (loss) as adjusted
Material Handling	$8,963	$13,501	(33.6)%	$54,232	$58,871	(7.9)%
Distribution	3,171	371	754.6%	11,215	6,776	65.5%
Corporate	(4,995)	(6,220)	—	(23,404)	(25,222)	—

Total	$7,139	$7,652	(6.7)%	$42,043	$40,425	4.0%

Operating income margin as adjusted
Material Handling	12.2%	13.6%		15.2%	14.1%
Distribution	7.3%	1.0%		7.0%	4.5%
Corporate	n/a	n/a		n/a	n/a

Total	6.1%	5.5%		8.2%	7.1%

EBITDA as adjusted
Material Handling	$14,029	$19,318	(27.4)%	$75,470	$82,816	(8.9)%
Distribution	3,798	631	501.9%	12,716	7,945	60.0%
Corporate	(4,890)	(6,120)	—	(22,991)	(24,796)	—

Total	$12,937	$13,829	(6.5)%	$65,195	$65,965	(1.2)%

EBITDA margin as adjusted
Material Handling	19.1%	19.4%		21.2%	19.9%
Distribution	8.8%	1.6%		8.0%	5.3%
Corporate	n/a	n/a		n/a	n/a

Total	11.1%	10.0%		12.6%	11.6%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$73,444	$43,392	$116,836	$(18)	$116,818

GAAP Gross profit			39,231	—	39,231
Add: Restructuring expenses and other adjustments			—	—	—

Gross profit as adjusted			39,231	—	39,231
Gross profit margin as adjusted			33.6%	n/a	33.6%

GAAP Operating income (loss)	8,963	3,153	12,116	(3,310)	8,806
Add: Restructuring expenses and other adjustments	—	—	—	265	265
Add: Tuffy acquisition costs	—	18	18	81	99
Less: CEO stock award reversal	—	—	—	(2,031)	(2,031)

Operating income (loss) as adjusted	8,963	3,171	12,134	(4,995)	7,139
Operating income margin as adjusted	12.2%	7.3%	10.4%	n/a	6.1%

Add: Depreciation and amortization	5,066	627	5,693	105	5,798
Less: Depreciation adjustments	—	—	—	—	—

EBITDA as adjusted	$14,029	$3,798	$17,827	$(4,890)	$12,937
EBITDA margin as adjusted	19.1%	8.8%	15.3%	n/a	11.1%

	Quarter Ended December 31, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$99,578	$38,821	$138,399	$(11)	$138,388

GAAP Gross profit			42,096	—	42,096
Add: Restructuring expenses and other adjustments			171	—	171

Gross profit as adjusted			42,267	—	42,267
Gross profit margin as adjusted			30.5%	n/a	30.5%

GAAP Operating income (loss)	13,083	371	13,454	(6,421)	7,033
Add: Restructuring expenses and other adjustments(1)	418	—	418	201	619

Operating income (loss) as adjusted	13,501	371	13,872	(6,220)	7,652
Operating income margin as adjusted	13.6%	1.0%	10.0%	n/a	5.5%

Add: Depreciation and amortization	5,883	260	6,143	100	6,243
Less: Depreciation adjustments	(66)	—	(66)	—	(66)

EBITDA as adjusted	$19,318	$631	$19,949	$(6,120)	$13,829
EBITDA margin as adjusted	19.4%	1.6%	14.4%	n/a	10.0%

(1)	Includes gross profit adjustments of $171 and SG&A adjustments of $448

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$356,407	$159,349	$515,756	$(58)	$515,698

GAAP Gross profit			171,312	—	171,312
Add: Restructuring expenses and other adjustments			172	—	172

Gross profit as adjusted			171,484	—	171,484
Gross profit margin as adjusted			33.2%	n/a	33.3%

GAAP Operating income (loss)	53,144	10,076	63,220	(25,954)	37,266
Add: Restructuring expenses and other adjustments(1)	172	865	1,037	265	1,302
Add: Tuffy acquisition costs	—	274	274	316	590
Add: Asset impairment	916	—	916	—	916
Add: Environmental charges	—	—	—	4,000	4,000
Less: CEO stock award reversal	—	—	—	(2,031)	(2,031)

Operating income (loss) as adjusted	54,232	11,215	65,447	(23,404)	42,043
Operating income margin as adjusted	15.2%	7.0%	12.7%	n/a	8.2%

Add: Depreciation and amortization	21,282	1,501	22,783	413	23,196
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$75,470	$12,716	$88,186	$(22,991)	$65,195
EBITDA margin as adjusted	21.2%	8.0%	17.1%	n/a	12.6%

(1)	Includes gross profit adjustments of $172 and SG&A adjustments of $1,130

	Year Ended December 31, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$417,199	$149,636	$566,835	$(100)	$566,735

GAAP Gross profit			179,293	—	179,293
Add: Restructuring expenses and other adjustments			746	—	746

Gross profit as adjusted			180,039	—	180,039
Gross profit margin as adjusted			31.8%	n/a	31.8%

GAAP Operating income (loss)	57,948	7,441	65,389	(59,062)	6,327
Add: Restructuring expenses and other adjustments(1)	1,131	—	1,131	—	1,131
Add: Charges related to 2015 sale of Lawn & Garden business(2)	—	—	—	33,331	33,331
Add: Environmental charges	—	—	—	201	201
Add: Asset impairment	—	—	—	308	308
Add: Loss (gain) on sale of assets	(208)	(665)	(873)	—	(873)

Operating income (loss) as adjusted	58,871	6,776	65,647	(25,222)	40,425
Operating income margin as adjusted	14.1%	4.5%	11.6%	n/a	7.1%

Add: Depreciation and amortization	24,158	1,169	25,327	426	25,753
Less: Depreciation adjustments	(213)	—	(213)	—	(213)

EBITDA as adjusted	$82,816	$7,945	$90,761	$(24,796)	$65,965
EBITDA margin as adjusted	19.9%	5.3%	16.0%	n/a	11.6%

(1)	Includes gross profit adjustments of $746 and SG&A adjustments of $385
(2)	Includes $23,008 for provision for loss on note receivable and $10,323 for lease guarantee

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP Operating income (loss)	$8,806	$7,033	$37,266	$6,327
Add: Restructuring expenses and other adjustments	265	619	1,302	1,131
Add: Tuffy acquisition costs	99	—	590	—
Less: CEO stock award reversal	(2,031)	—	(2,031)	—
Add: Asset impairments	—	—	916	308
Add: Environmental charges	—	—	4,000	201
Add: Charges related to 2015 sale of Lawn & Garden business(1)	—	—	—	33,331
Add: Loss (gain) on sale of assets	—	—	—	(873)

Operating income as adjusted	7,139	7,652	42,043	40,425
Less: Interest expense, net	(1,024)	(1,103)	(4,083)	(4,938)

Income before taxes as adjusted	6,115	6,549	37,960	35,487
Less: Income tax expense(2)	(1,651)	(1,781)	(10,249)	(9,652)

Income from continuing operations as adjusted	$4,464	$4,768	$27,711	$25,835
Adjusted earnings per diluted share from continuing operations(3)	$0.12	$0.13	$0.78	$0.76

(1)	Includes $23,008 for provision for loss on note receivable and $10,323 for lease guarantee.
(2)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2019 is 27% and in 2018 was 27.2%.
(3)	Adjusted earnings per diluted share for year ended December 31, 2018 was calculated using 33,825,370 shares.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2019	December 31, 2018
Assets
Current Assets
Cash	$75,527	$58,894
Accounts receivable, net	62,279	72,939
Income tax receivable	142	4,892
Inventories, net	44,260	43,596
Prepaid expenses and other current assets	2,834	2,534

Total Current Assets	185,042	182,855
Property, plant, & equipment, net	54,964	65,460
Right of use asset - operating leases	5,901	—
Deferred income taxes	5,807	5,270
Other assets	101,425	95,060

Total Assets	$353,139	$348,645

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$46,867	$60,849
Accrued expenses	33,701	36,574
Operating lease liability - short-term	2,057	—

Total Current Liabilities	82,625	97,423
Long-term debt	77,176	76,790
Operating lease liability - long-term	4,074	—
Other liabilities	22,582	19,794
Total Shareholders’ Equity	166,682	154,638

Total Liabilities & Shareholders’ Equity	$353,139	$348,645

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31,
	2019	2018
Cash Flows From Operating Activities
Net income (loss)	$24,333	$(3,349)
Income (loss) from discontinued operations, net of income taxes	118	(1,701)

Income (loss) from continuing operations	24,215	(1,648)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	15,120	17,638
Amortization	8,463	8,485
Accelerated depreciation associated with restructuring activities	—	16
Non-cash stock-based compensation expense	1,715	4,257
(Gain) loss on disposal of fixed assets	—	(8)
Provision for loss on note receivable	—	23,008
Lease guarantee contingency	—	10,323
Deferred taxes	(922)	(9,450)
Interest income accrued on note receivable	—	(361)
Impairment charges	916	308
Other	583	457
Payments on performance based compensation	(413)	(1,249)
Other long-term liabilities	3,578	180
Cash flows provided by (used for) working capital
Accounts receivable	12,479	4,927
Inventories	2,222	3,151
Prepaid expenses and other current assets	(243)	(353)
Accounts payable and accrued expenses	(20,687)	713

Net cash provided by (used for) operating activities - continuing operations	47,026	60,394
Net cash provided by (used for) operating activities - discontinued operations	7,297	858

Net cash provided by (used for) operating activities	54,323	61,252

Cash Flows From Investing Activities
Capital expenditures	(10,294)	(5,123)
Acquisition of business	(18,000)	—
Proceeds from sale of property, plant and equipment	7,537	2,633

Net cash provided by (used for) investing activities - continuing operations	(20,757)	(2,490)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	(20,757)	(2,490)

Cash Flows From Financing Activities
Net repayments of credit facility	—	(74,557)
Cash dividends paid	(19,316)	(17,862)
Proceeds from issuance of common stock	3,336	2,853
Proceeds from public offering of common stock, net of equity issuance costs	—	79,522
Shares withheld for employee taxes on equity awards	(1,008)	(714)

Net cash provided by (used for) financing activities - continuing operations	(16,988)	(10,758)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(16,988)	(10,758)

Foreign exchange rate effect on cash	55	(289)

Net increase in cash and restricted cash	16,633	47,715
Cash and restricted cash at January 1	58,894	11,179

Cash and restricted cash at December 31	$75,527	$58,894

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD December 31, 2019		YTD December 31, 2018
Net cash provided by (used for) operating activities - continuing operations	$47,026		$60,394
Capital expenditures	(10,294)		(5,123)

Free cash flow	$36,732		$55,271

	YTD December 31, 2019		YTD September 30, 2019		Quarter December 31, 2019
Net cash provided by (used for) operating activities - continuing operations	$47,026	-	$39,492	=	$7,534
Capital expenditures	(10,294)	-	(5,669)	=	(4,625)

Free cash flow	$36,732	-	$33,823	=	$2,909

	YTD December 31, 2018		YTD September 30, 2018		Quarter December 31, 2018
Net cash provided by (used for) operating activities - continuing operations	$60,394	-	$41,121	=	$19,273
Capital expenditures	(5,123)	-	(3,560)	=	(1,563)

Free cash flow	$55,271	-	$37,561	=	$17,710